EXHIBIT 10


To:  NEW ERA FOODS INC.



Please be advised that the undersigned, Gran Reserve Corporation ( formerly GR Cigars, Inc.) a Nevada Corporation (hereinafter referred to as "GR"), does hereby agree that any and all benefits to GR derived from any agreements entered by GR for the distribution and/or marketing and/or sale of tobacco products and associated labels shall be treated as the property of NEW ERA FOODS INC. (hereinafter "NEF"). Agreements covered by this Agreement include, but are not limited to, that certain Distributorship Agreement between GR and Fabrica De Tabaco Valle Dorado, SA ("FTVD") dated December 31, 1997 and Memorandum of Understanding dated August 13, 1997. In furtherance thereof GR hereby assigns its interest in such agreements for the sole benefit of NEF and agrees to continue to assist where reasonably requested in the marketing of tobacco products produced by FTVD. This Agreement shall be governed by the laws of the State of New Jersey (USA) and all parties shall submit to the jurisdiction of the courts of the said State of New Jersey to determine the outcome of any disputes which the parties may not be able to settle between themselves without such intervention. If NEF and/or its assets be subject to any material liens, judgments or other third party interests, and/or if NEF shall be in default under any material agreement, such that GR shall consider, in its discretion, that the financial status of NEF shall be materially affected and/or the benefits herein assigned from GR to NEF may be transferred voluntarily or involuntarily to any third party and/or the controlling ownership of NEF may change, then and in any such event this Agreement may be canceled unilaterally by GR on written notice to NEF.


                                            Gran Reserve Corporation

                                            by
                                              ----------------------

                                            New Era Foods, Inc.

                                            by
                                              ----------------------



Accepted and Agreed
Fabrica De Tabaco Valle Dorado

by
  ----------------------------


                                            Dated:


                                      EX-1

                            DISTRIBUTORSHIP AGREEMENT


This Agreement (hereinafter the "Agreement") is made and executed in New York, New York this day of , 1997 between Fabrica De Tabaco Valle Dorado, SA ("hereinafter "DR"), a Dominican Republic corporation with principal offices at Zona Franca Licey Km 5 Carretera Stgo, Moca, Santiago, D.R. and Gran Reserve Corporation Inc., a Nevada corporation (hereinafter "GR"), with principal offices at 40 Underhill Blvd., Syosset, NY 11791

                                   WITNESSETH

WHEREAS DR is a manufacturer of cigars in the Dominican Republic; and

WHEREAS DR is willing to grant exclusive distributorship and marketing rights in the United States and elsewhere worldwide where requested; and

WHEREAS GR is a consumer product sales distributor based in the United States; desires to sell and distribute tobacco products developed to their specifications (hereinafter the "Product"); and represents that it possesses the ability to promote the sale and use of the Product manufactured by DR and is desirous of developing demand for and selling such Product on an exclusive basis; and

WHEREAS in order for DR to grant any distribution and marketing rights to GR, GR must be willing to accept full responsibility for obtaining all necessary governmental approvals and compliance with all further applicable governmental regulations, except where the responsibility otherwise of DR therefor would not be allowed by law to be assigned or otherwise transferred to GR as the designated distributor and GR must further be willing to indemnify DR against any liability arising from failure to meet those responsibilities; and

WHEREAS GR has expressed a willingness to accept the conditions as above outlined and purchase, sell and otherwise distribute the Product on the terms and conditions set forth herein, and DR has agreed to negotiate a distributorship contract with GR based upon such understandings.

NOW THEREFORE, the parties hereto acknowledge the above stated understandings and in furtherance of mutual compliance therewith and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:


                                      EX-2

                        I. REPRESENTATIONS AND WARRANTIES

A) GR represents and warrants:

(i) that it has full right, power and authority to market and distribute consumer products in the United States and other jurisdictions outside the United States where distribution of the Product under the terms of this Agreement is contemplated by GR and GR will maintain such authority in all such jurisdictions during the full term of this Agreement.

(ii) that it has full right, power and authority to enter this Agreement and to perform the same in accordance with its terms, provisions and conditions and in the manner herein specified.

B) DR represents and warrants:

(i) that it owns and/or has exclusive rights to possess and operate for purposes of the growing of tobacco for and the manufacture of the cigars of kind and in the amounts as contemplated by this Agreement sufficient assets which assets include all of those stated in or covered by the certified financial statements of DR as of 8/31/97 (included as a part of this Agreement) which assets are and shall remain available for the full term of this Agreement.

                             (attach such schedule)

(ii) that it has authority to enter this Agreement and offer the participation in the sale of cigars as provided to GR herein.

(iii) that the landlord facilities to which DR has exclusive possession as represented herein have the capacity to produce up to at least 180,000 cigars per month within any 12 month period.

                                   II. PRODUCT

The Product shall be a line of cigars and other tobacco products, the specifications of which shall be determined by GR and presented to DR and DR shall confirm its ability to meet such specifications and manufacture such Product in sufficient quantities within the specified time periods requested by GR. If GR is satisfied that DR is able to continuously meet such qualifications, DR shall remain as the exclusive source for the acquisition for resale of the Product by GR. All of the labels produced by DR will be subject to this Agreement including but not limited to "Almirante," "Don Otilio," "Breton Legend," "Havana Blend Suarez," "Grand Reserve" and "Andulleros" and any other brands that may be developed in the future and GR shall have a continual interest in the tradename rights to such labels until it shall relinquish such by further agreement, regardless of whether the length of such ownership exceeds the Term of this Agreement, and no other person other than DR shall have any ownership interest or authority regarding use of such tradenames unless with the express written consent of GR, which consent shall not be unreasonably withheld, unless such right of GR is waived or otherwise terminated by agreement of GR in writing.

                                      EX-3

                              III. DISTRIBUTORSHIP

3.1 DR appoints GR as the exclusive distributor and sales organization, on an independent contractor basis, for the sale of its full product line (including the Product) worldwide except as shall be otherwise agreed and accepted by GR in writing.

3.2 During the continuance of this Agreement and the exclusive distributorship granted to GR hereunder, DR shall not appoint any other or different person, firm, corporation or other entity to sell the same products.

3.3 GR accepts the appointment to develop demand for and sell the Product and will make all sales hereunder in accordance with the terms and conditions of this Agreement.

3.4 As a distributor and sales organization as appointed under the terms of this Agreement GR shall act as an independent contractor and shall purchase the Product for distribution directly from DR and sell such Product as the title owner thereof under product labels as agreed by both GR and DR, including but not limited to the Suarez Gran Reserva label to which GR represents it has exclusive ownership.

3.5 In connection with sales and other distribution of the Product by GR shall obtain all necessary licenses and regulatory approvals and will otherwise comply with all governmental regulations applicable to sale and other distribution of the Product including all related to importing/exporting of the Product and GR shall advance such funds as are necessary therefor.

3.6 GR represents that it has conducted all research and has taken all other actions which it has thought necessary to familiarize itself with regulatory requirements  for  sale  and  distribution  of  the  Product  in  the  area  and jurisdictions wherein GR contemplates distribution and in entering this Agreement accepts sole responsibility for all regulatory compliance and specifically accepts any and all risk associated with regulatory approvals not being in place at the execution hereof.


                                      EX-4

                                    IV. TERM

The term of this Agreement shall be twenty five years (the "Initial Term") from the date hereof with an exclusive option to GR to extend the term up to an additional 25 years (the "Extended Term"), which term may be extended by mutual consent between the parties.

                                V. CONSIDERATION

5.1 In addition to GR's purchase of the Product from DR at DR cost of manufacture as specified in the Price Schedule and Cost Analysis Outline (the "Price Schedule") attached hereto, DR shall participate in the profits received by GR from its sales of DR products by GR equal to 50% of net profits by GR based on GR's net profits, determined after deduction from gross receipts on sale of the Product of cost of goods sold, returns and allowances, freight, distribution, selling, general and administrative expenses promotional expense, and all applicable taxes on importation and sale of the Product.

5.2 DR and GR shall continue to design and develop additional products encompassing the general concepts of the Product, and all further designs of DR or GR in which GR has principal input in this regard shall be property of GR and subject to the same distribution rights in GR as provided herein.

5.3 DR and the principals thereof shall not during the term of this Agreement and for one (1) year thereafter, as stockholder, director, officer, partner, principal, agent, employee or otherwise, directly or indirectly engage in any business of any nature or type presently conducted by DR as encompassed by this Agreement which shall in any manner compete with the business of GR or limit or preclude to GR the opportunity of increasing or expanding its business in the sale of tobacco products, without the prior written consent of GR.


                            VI. PAYMENT AND DELIVERY

6.1 DR reserves a right of consultation and approval on all marketing strategies regarding the distribution of the Product, which approval shall not be unreasonably withheld and which approval shall be given if marketing methods and strategies by GR are in conformity with the usual business practices prevalent in the marketing area. In all events, shipment of the Product pursuant to the order given by GR shall be construed as approval.

6.2 DR will use its best efforts to fill the accepted orders as promptly as practicable, subject, however, to delays caused by transportation conditions, labor or material shortages, strikes or other labor difficulties, fire or other natural disaster, or other cause of whatever nature beyond the control of DR. In all cases DR will use its best efforts to advise GR in advance of any inability to make full and timely delivery of any of the Product which GR has previously ordered.


                                      EX-5

6.3 GR shall pay DR for its Product ordered by GR the price of the individual Product line items as stated in the schedule (hereinafter the "Price List") attached hereto and made a part hereof (hereinafter the "Price") which in all events shall not exceed the cost to DR to manufacture the Product, which cost, at the request of GR, shall be evidenced in writing, which Price List may be revised from time to time as costs change or new products are added, and same shall be binding if and when signed onto by DR and GR. Further items may be added from time to time to the Product line and the Price thereof added to the Price List. All payment shall be made in United States currency.

6.4 DR shall be paid the full Price owing from GR for each shipment by GR upon and at the time of delivery to, satisfactory inspection by, and acceptance by GR.

6.5 The costs of shipping and of insuring the Product during shipment shall be borne by GR but be an administrative cost deducted from the proceeds of further sale of the Product by GR before determining "profit" for distribution between DR and GR, as hereinafter provided.

6.6 GR will arrange for insurance and be named as beneficiary thereof covering insuring the shipment of the Product purchased by GR, such insurance to be carried for the maximum amount customarily carried and available for similar goods.

6.7 The carrier/shipper (the "Carrier") and insurer shall be as designated in the sole discretion of GR and DR notified in advance of the preparations made by GR regarding same.

6.8 In order to enable DR to have a complete record of all products sold, GR shall furnish DR at such intervals as DR and GR shall agree, but not less than monthly, a report of all sales of products produced by DR.

                                 VII. PROMOTION

(i) GR shall promote the Product and shall advance all costs associated therewith (to be included in all calculations as a cost of distribution to be deducted from sale proceeds to determine "net profit" for purposes of distribution  of the  Consideration  stated for this  Agreement  - see  previous
Section V Consideration). In this regard and in furtherance of such promotion GR will provide DR with a limited amount of free samples for each cigar size for which distribution is sought under this Agreement. GR may purchase larger amounts for sales promotion purposes at cost to DR.



                                      EX-6

(ii) GR would advance the costs needed for the sale, promotion, marketing, advertising, shipping to customers and all applicable taxes. GR would be responsible for setting up convention booths and shows and all other publicity vehicles. All such costs will be subject to review and approval by DR.

                               VIII. TRADE SECRETS

8.1 GR agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of DR or any of its affiliates, or of any corporation or other legal entity in which DR or any of its affiliates has an ownership interest of more than twenty-five per (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which GR has heretofore acquired during the engagement of GR by DR or any of its affiliates or which GR may hereafter acquire during the terms of this Agreement as the result of any disclosures to GR, or in any other way, shall be regarded as held by GR and its personnel in a fiduciary capacity solely for the benefit of DR, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by GR or its personnel to anyone, or be otherwise used by them, except in the regular course of business of DR or GR or their affiliates consistent with this Agreement. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by DR or any of its affiliates.

8.2 All information regarding marketing methods, contracts, customer lists, or other sales strategies and results generated by GR shall remain proprietary to GR and shall be considered Trade Secrets of GR and shall be handled by DR with same confidentiality standards and obligations as Trade Secrets of DR are to be handled by GR as provided herein.

8.3 All restrictions and prohibitions regarding Trade Secrets as provided here shall survive the expiration or other termination of this Agreement and be binding on all successors and assigns of the parties hereto.

                                IX. MISCELLANEOUS

9.1 Distributor Not Made An Agent. It is agreed that this Agreement does not constitute GR the agent or legal representative of DR for any purpose whatsoever. GR is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, in behalf of or in the name of DR or to bind DR in any manner or thing whatsoever and all parties hereto agree to submit themselves to the jurisdiction of the Courts in the State of New York competent to hear disputes arising from this Agreement in order to have such disputes resolved if not, done otherwise by agreement between the parties.

                                      EX-7

9.2 Governing Law. This contract shall be governed by and construed according to the laws of the State of New York and all parties hereto agree to submit themselves to the jurisdiction of the courts of the State of New York competent to hear disputes arising from this Agreement in order to have such disputes resolved if not done otherwise by agreement between the parties.

9.3 Further Assurances. At any time, and from time to time, after the date of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred or to be transferred in accordance with the terms hereof or otherwise to carry out the intent and purposes of this Agreement.

9.4 Non Compete. This Agreement shall bind the parties hereto, their successors and assigns as to all covenants regarding consideration and trade secrets and the parties hereto and their executive officers shall not compete with any of the parties hereto through the sale and distribution of similar products while GR shall remain in the business of selling and/or distributing cigar products for DR under the terms of this Agreement.

9.5 Assignment. This Agreement is personal to the parties and shall inure only to their benefit or the benefit of any further entity into which said parties may merge under law. This Agreement cannot be assigned by any party except by or with the written consent of the other party. Nothing herein expressed or implied is intended or shall under any circumstances be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective legal representatives, any rights or benefits under or by reason of this Agreement.

9.6 Notices. All notices, demands and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail, with postage prepaid, or served personally on a party at his respective address as hereinabove recited or at such other address as such party may, from time to time, provide in writing to the other party for such purpose.

9.7 Complete Agreement. This Agreement constitutes a complete statement of all of the arrangements, understandings and agreements between the parties with respect to the subject matter hereof. All prior memoranda and oral understandings with respect thereto are merged into this Agreement. Except as aforesaid, neither of the parties hereto shall rely on any statement by or in behalf of any other party which is not contained in this Agreement.


                                     EX-8

9.8 Interpretation. Whenever possible, each Article of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

9.9 Inquiries. All inquiries regarding any Products or similar Products manufactured and/or sold by DR and/or GR shall be directed to GR for response.

9.10 Non-Waiver. The terms, provisions and covenants hereinbefore contained shall be specifically enforceable. The failure by either party hereto to enforce any provision of this Agreement shall not operate or be construed as a waiver of any right, power or privilege contained in that provision or any other provision of this Agreement.

9.11 Headings. The headings of all Articles or within any Articles herein specified are for the convenience of locating information only and shall have no substantive effect on or be construed as assisting in the interpretation of any of the terms, covenants or conditions of this Agreement.

         In Witness Whereof, the parties hereto have caused this Agreement to be executed the date and year first above written.

WITNESS:                            Fabrica De Tabaco Valle Dorado, SA


_______________________             by
                                      --------------------------------
WITNESS:                            Gran Reserve Corporation


_______________________             by
                                      --------------------------------


                                     EX-9